Exhibit (a)(1)(v)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

ATHLON ENERGY INC.

at

$58.50 Net per Share

Pursuant to the Offer to Purchase dated October 10, 2014

by

ALENCO ACQUISITION COMPANY INC.,

an indirect wholly owned subsidiary of

ENCANA CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 7, 2014 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON NOVEMBER 7, 2014), UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

October 10, 2014

To Athlon Stockholders:

Enclosed for your consideration are the Offer to Purchase, dated October 10, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Alenco Acquisition Company Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Encana Corporation, a Canadian corporation (“Encana”), to purchase all of the shares of common stock, par value $0.01 per share (the “Shares”), of Athlon Energy Inc., a Delaware corporation (“Athlon”), that are issued and outstanding at a price of $58.50 per Share, net to the seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF ATHLON (THE “ATHLON BOARD”) UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $58.50 per Share, net to you in cash, without interest, less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of September 27, 2014 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Encana, Purchaser and Athlon, pursuant to which, as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will merge with and into Athlon (the “Merger”), with Athlon continuing as the surviving corporation in the Merger and as an indirect wholly owned subsidiary of Encana. At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares that are held by any stockholders who properly demand appraisal in connection with the Merger as described in the Offer to Purchase) will be converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes, except for Shares then owned by Encana or its wholly owned subsidiaries and Shares held in treasury of Athlon or by any of its wholly owned subsidiaries (in each case, other than any such Shares held in a fiduciary capacity or otherwise on behalf of third parties), which Shares will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

4. After careful consideration, the Athlon Board has unanimously (1) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of Athlon and its stockholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and (3) resolved to recommend that Athlon’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on November 7, 2014 (one minute after 11:59 P.M., New York City time, on November 7, 2014), unless the Offer is extended.

6. The Offer is not subject to any financing condition. The Offer is conditioned upon: (i) there being validly tendered (not including any Shares tendered pursuant to guaranteed delivery procedures and that were not actually delivered prior to the Expiration Date) and not validly withdrawn prior to the Expiration Date that number of Shares that would represent one Share more than one-half ( 1⁄2) of the sum of (1) all Shares then outstanding and (2) all Shares that Athlon may be required to issue under the Exchange Agreement (as defined in the Offer to Purchase) and upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares, including all then outstanding restricted shares, restricted stock units and other equity-based awards denominated in Shares granted pursuant to the Athlon Stock Plan (as defined in the Offer to Purchase), regardless of the conversion or exercise price or other terms and conditions thereof; (ii) any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated; and (iii) other customary conditions as described in Section 15 of the Offer to Purchase.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction in compliance with applicable laws.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

ATHLON ENERGY INC.

at

$58.50 Net per Share

Pursuant to the Offer to Purchase dated October 10, 2014

by

ALENCO ACQUISITION COMPANY INC.,

an indirect wholly owned subsidiary of

ENCANA CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 10, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Alenco Acquisition Company Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Encana Corporation, a Canadian corporation, to purchase all of the shares of common stock, par value $0.01 per share (the “Shares”), of Athlon Energy Inc., a Delaware corporation, that are issued and outstanding at a price of $58.50 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                              SHARES*

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 12:00 midnight, New York City time, on November 7, 2014 (one minute after 11:59 P.M., New York City time, on November 7, 2014), unless the Offer is extended.

Dated:
(Signature(s))

(Please Print Name(s))

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.